EXHIBIT 10.10

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT (THE “SECOND AMENDMENT”) TO THE LEASE AGREEMENT (“THE AGREEMENT”) DATED MARCH 26, 2003 BETWEEN “COPROPIEDAD ARTE Y DISENO” (THE “LESSOR”) REPREWENTED BY MR. FRANCISCO JAVIER MORENO SANCHEZ AND “PAUL-SON MEXICANA, S.A. DE C.V.” (THE “LESSEE”) REPRESENTED BY MR. GERARD P. CHARLIER, IS NOW ENTERED BY AND BETWEEN THE LESSOR AND LESSEE PURSUANT TO THE FOLOWING RECITALS AND CLAUSES:

RECITALS

The LESSOR and LESSEE represent:

(a)                    Effective January 22, 2005, the LESSEE changed its name to GPI MEXICANA S.A. DE C.V.

(b)                   Effective March 1, 2006, LESSOR agrees to lease to LESSEE, who agrees to lease from LESSOR, an addition 17,500 square feet in the BUILDING as set forth in Paragraph 1.3 of the AGREEMENT pursuant to the terms of Paragraphs 1.4 and 1.5 thereof concerning RENT and TERM. Blueprints of the current portions of the BUILDING leased by LESSOR to LESSEE pursuant to this SECOND AMENDMENT are attached to this SECOND AMENDMENT as Exhibit “D”.

(c)                    All other terms and conditions of the AGREEMENT remain unchanged and in full force and effect.

IN WITNESS WHREOF, Parties and witness execute this SECOND AMENDMENT in the city of Las Vegas as of March 01, 2006.

LESSOR	LESSEE

/s/ Francisco Javier Moreno Sanches	/s/ Gerard P. Charlier
Copropiedad Arte y Diseno	GPI Mexicana S.A. de C.V., formerly Paul-Son Mexicana S.A. de C.V.

Represented by:	Represented by:
Francisco Javier Moreno Sanches	Gerard P. Charlier

WITNESS:	WITNESS:

/s/ C.P.A. Carlos Alfaro	/s/ Gay A. Nordfelt
C.P.A. Carlos Alfaro	Gay A. Nordfelt